Williams, Young & Associates, LLC
2901 West Beltline Highway
P.O. Box 8700
Madison, WI  53708
608-274-1980
Fax 608-274-8085



        CONSENT OF INDEPENDENT ACCOUNTANTS
  As independent public accountants, we hereby consent to the use of our report dated January 24, 1997, and to all references to our Firm included in or made a part of the Prospectus/Proxy Statement on Form N-14.

WILLIAMS, YOUNG & ASSOCIATES, LLC

       (signature)

Madison, Wisconsin
March 25, 1997



Member of the Institute of Profit Advisors